For period ending   April 30, 2004
Exhibit 77I

File number 811-8767


	During the period covered by this report, the Registrant Established a new series of shares representing interests in UBS Select Treasury Fund. The description of this new series and its two classes of shares contained in the Registrant's Post-Effective Amendment No. 15 to its Registration Statement on Form N-1A filed with the SEC on January 23, 2004, is hereby incorporated by reference in response to this sub-item. (Accession Number: 0000950136-04-000165; SEC File No. 333-52965).



For period ending   April 30, 2004
Exhibit 77(Q)(1)(a)

File number 811-8767


AMENDMENT NO. 4 TO THE TRUST INSTRUMENT
UBS MONEY SERIES

	Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series (Trust), the Trust Instrument of the Trust, as amended on July 28, 1999, May 9, 2001 and April 8,
2002, is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

Series of the Trust

UBS Cash Reserves Fund
UBS Liquid Assets Fund
LIR Premier Money Market Fund
LIR Premier Tax-Free Money Market Fund
UBS Select Money Market Fund
UBS Select Treasury Fund


Classes of Shares of Each of
UBS Select Money Market Fund and UBS Select Treasury Fund

An unlimited number of shares of beneficial interest have been established by the Board as Institutional shares and Financial
Intermediary shares of each of UBS Select Money Market Fund and UBS Select Treasury Fund. The Institutional shares and Financial
Intermediary shares of each such Series represent interests in the assets of only that Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust
Instrument.

CERTIFICATE

	I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment No. 4 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trusts Board of Trustees at a meeting duly called and held on November 12, 2003; and (ii) this Amendment No. 4 to the Trust
Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and is effective upon this 15th day of March, 2004.

	IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

By:      /s. Keith A. Well
-----------------------------------------
Keith A. Well
Vice President and Assistant Secretary
UBS Money Series

Subscribed and sworn before me this 15th day of March, 2004:

/s/ Evelyn De Simone
[Notary]

For period ending   April 30, 2004
Exhibit 77(Q)(1)(e)

File number 811-8767


INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT

         Contract made as of March 15, 2004, between UBS MONEY SERIES, a Delaware business trust ("Trust"), and UBS GLOBAL ASSET MANAGEMENT (US) INC. ("UBS Global AM"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended.

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended (1940 Act), as an open-end management investment company, and offers for public sale distinct series of shares of beneficial interest (Series), each corresponding to a distinct portfolio; and

         WHEREAS the Trust desires to retain UBS Global AM as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Trust with respect to its UBS Select Treasury Fund (the Fund), and UBS Global AM is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints UBS Global AM as investment adviser and administrator of the Trust with respect to the Fund for the period and on the terms set forth in this Contract. UBS Global AM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.  Duties as Investment Adviser.

         (a) Subject to the supervision of the Board of Trustees of the Trust (Board), UBS Global AM will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. UBS Global AM will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund.

         (b) UBS Global AM agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, UBS Global AM may, in its discretion, use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and UBS Global AM may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to UBS Global AMs determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of UBS Global AM to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever UBS Global AM simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by UBS Global AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         (c) UBS Global AM will oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

         (d) UBS Global AM will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

         (e) The Trust hereby authorizes UBS Global AM and any entity or person associated with UBS Global AM which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the 1934 Act, and the Trust hereby consents to the retention of compensation by UBS Global AM or any person or entity associated with UBS Global AM.

         3. Duties as Administrator. UBS Global AM will administer the affairs of the Trust and the Fund subject to the supervision of the Board and the following understandings:

         (a) UBS Global AM will supervise all aspects of the operations of the Trust and the Fund, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust a the Fund.

         (b) UBS Global AM will provide the Trust and the Fund with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and the Fund.

         (c) UBS Global AM will arrange for the periodic preparation, updating, filing and dissemination (as applicable) of the Trusts Registration Statement, proxy material, tax returns and required reports to the Funds shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

         (d) UBS Global AM will provide the Trust and the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

         (e) UBS Global AM will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS Global AM.

         4. Further Duties. In all matters relating to the performance of this Contract, UBS Global AM will act in conformity with the Trust Instrument, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         5.  Delegation of UBS Global AMs Duties as Investment
Adviser and Administrator.   UBS Global AM may enter into one or more
contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which UBS Global AM delegates to such sub-adviser or sub-administrator any or all its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub administrator bound thereby all applicable duties and conditions to which UBS Global AM is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

         6. Services Not Exclusive. The services furnished by UBS Global AM hereunder are not to be deemed exclusive and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         7.  Expenses.

         (a) UBS Global AM will bear all expenses incurred in the operation of the Fund, including the Funds allocable share of the expenses of the Trust, other than (i) the investment advisory and administration fee payable under this Contract, (ii) the fees payable pursuant to any Shareholder Service Plan adopted by the Trust with respect to the Fund or a class of shares of the Fund, (iii) fees and expenses of the Independent Trustees (defined in paragraph 10(a) below), including counsel fees of the Independent Trustees, (iv) interest, taxes and the cost (including brokerage commissions and other transaction costs, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith and (v) extraordinary expenses (such as costs of litigation to which the Trust or the Fund is a party and of indemnifying officers and Trustees of the Trust), which will be borne by the Trust or the Fund, as applicable.

         (b) The expenses to be borne by UBS Global AM include the following (or the Funds proportionate share of the following): (i) expenses of organizing the Trust and the Fund; (ii) filing fees and expenses relating to the registration and qualification of the Funds shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (iii) fees and salaries payable to the Trusts Trustees and officers (except as otherwise provided herein); (iv) all expenses incurred in connection with the services of Trustees other than the Independent Trustees, including travel expenses; (v) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vi) legal, accounting and auditing expenses, other than the legal fees of special counsel for the Independent Trustees; (vii) charges of custodians, transfer agents and other agents (including any lending agent); (viii) costs of preparing share certificates; (ix) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (x) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xii) the cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers;
(xiii) costs of mailing, stationery and communications equipment;
(xiv) expenses incident to any dividend, withdrawal or redemption options; (xv) charges and expenses of any outside pricing service used to value portfolio securities; and (xvi) interest on borrowings of the Fund.

         (c) The payment or assumption by UBS Global AM of any expenses of the Trust or the Fund that UBS Global AM is not required by this Contract to pay or assume shall not obligate UBS Global AM to pay or assume the same or any similar expense of the Trust or the Fund on any subsequent occasion.

         8.  Compensation.

         (a) For the services provided and the expenses assumed pursuant to this Contract, with respect to the Fund, the Trust will pay to UBS Global AM a fee, computed daily and paid monthly, at an annual rate of 0.18% of such Funds average daily net assets less the Funds allocable share of the accrued fees and expenses of the Independent Trustees (including counsel fees of the Independent Trustees).

         (b) The fee shall be computed daily and paid monthly to UBS Global AM on or before the first business day of the next succeeding calendar month.

         (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         9. Limitation of Liability of UBS Global AM. UBS Global AM and its delegates, including any Sub-Adviser or Sub-Administrator to the Fund or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS Global AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Fund or the Trust or acting with respect to any business of the Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.

         10. Duration and Termination.

         (a) This Contract shall become effective upon the date hereabove written provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Funds outstanding voting securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, with respect to the Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days written notice to UBS Global AM or by UBS Global AM at any time, without the payment of any penalty, on sixty days' written notice to the Trust.
This Contract will automatically terminate in the event of its assignment.

         11. Limitation of Liability of the Trustees, Officers and Shareholders of the Trust. The Trustees and officers of the Trust and the shareholders of any series thereof, including the Fund, shall not be liable for any obligations of any series or the Trust under this Contract, and UBS Global AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees, officers or shareholders.

         12. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Contract shall be effective until approved by vote of a majority of the Funds outstanding voting securities.

         13. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         14. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "prospectus", "sale", "sell" and "security" shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation, order or other action of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or other action.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers and delivered as of the day and year first above written.


UBS GLOBAL ASSET MANAGEMENT (US) INC.



By:  /s/ Paul Schubert		By:  /s/ David M. Goldenberg
Name:	Paul Schubert		Name:  David M. Goldenberg
Title:	Executive Director	Title:     Executive Director



UBS MONEY SERIES


By:  /s/ Keith A. Weller
Name: 	Keith A. Wller
Title:	Vice President and Assistant Secretary

By:  /s/ Thomas Disbrow
Name:  Thomas Disbrow
Title:   Vice President and Assistant Treasurer

UBS MONEY SERIES - ANNUAL